Item 27. Exhibit (l) i.

[KPMG letterhead appears here]

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 27, 2024, with respect to the statutory financial statements of Massachusetts Mutual Life Insurance Company, included herein, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 22, 2024

[KPMG letterhead appears here]

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 7, 2024, with respect to the financial statements of Massachusetts Mutual Variable Annuity Separate Account 1, included herein, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 22, 2024

[KPMG letterhead appears here]

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 7, 2024, with respect to the financial statements of Massachusetts Mutual Variable Annuity Separate Account 2, included herein, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 22, 2024